Exhibit 10.3

NEW YORK LIFE INSURANCE COMPANY

51 MADISON AVENUE

NEW YORK, NEW YORK 10010

August 26, 2013

TS Talison Row, LLC

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Trade Street Operating Partnership, LP

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Re:	Loan No. 374-0492 (“Loan") from New York Life Insurance Company ("Lender") to TS Talison Row, LLC, a Delaware limited liability company ("Borrower"), and the note ("Note") and Mortgage ("Mortgage") executed in connection therewith

Ladies and Gentlemen:

In connection with the Loan and in accordance with your request, this is to advise you that:

1.	Definitions. All capitalized terms used in this letter and not defined herein shall have the respective meanings ascribed to them in the Mortgage. In addition, the following terms shall have the meanings ascribed below:

"Affiliate" is defined as any person or entity that controls, is under common control with, or is controlled by the applicable entity including any proposed transferee.

"Control" is defined as the power to direct or cause the direction of the management and policies of the applicable entity through ownership of voting securities or beneficial interests, by contract or otherwise, and persons or entities having control include any general partner, managing member, manager or executive officer of the applicable entity.

“Debt Coverage Ratio” shall mean, for any period, a fraction, the numerator of which shall equal the projected net operating income of the Secured Property for such period less a replacement reserve amount equal to $250 per unit per year, and the denominator of which shall equal the aggregate of the principal and interest for such period utilizing a thirty (30) year amortization schedule. Such calculation shall be as determined by Lender.

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement executed by Borrower and Limited Guarantor in favor of Lender dated of even date herewith, as amended from time to time.

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“Guaranty” shall mean that certain Guaranty (Non-Recourse Exceptions) executed by Limited Guarantor in favor of Lender dated of even date herewith, as amended from time to time.

“Limited Guarantor” shall mean collectively, Trade Street Operating Partnership, LP and Trade Street Residential, Inc.

“Reserve Deposit Agreement” shall mean that certain Reserve Deposit Agreement dated of even date herewith between Borrower and Lender, as amended from time to time.

2.	Monthly Escrows for Taxes and Insurance Premiums. Lender agrees to waive the obligations and requirements imposed upon Borrower by Section 1.04 (Escrow Deposits) of the Mortgage for the payment to Lender each month of tax and insurance deposits on the condition that:

(a)	Borrower pays all real estate taxes, assessments and similar charges with respect to the Secured Property as they become due and before they become delinquent,

(b)	Borrower pays all insurance premiums on a timely basis before same are due, provided that at no time shall there be a lapse in coverage of any policy or policies required under the Mortgage,

(c)	Borrower promptly submits to Lender’s Real Estate Department official receipts evidencing the timely payment of such real estate taxes, assessments and similar charges and receipts evidencing the timely payment of insurance premiums, and

(d)	the Debt Coverage Ratio, as determined by Lender, is at least 1.15.

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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3.	Borrower Financial Statements. Lender agrees to allow Borrower to submit annual and quarterly financial statements prepared and certified by an officer or other authorized party of Borrower in lieu of requiring that such annual and quarterly financial statements be prepared and certified by an independent certified public accountant as required by Section 1.06(A) of the Mortgage, provided that Borrower furnishes to Lender the annual financial statements required by such Section within ninety (90) days after the end of each fiscal year of Borrower and the quarterly financial statements within forty-five (45) days after the end of each fiscal quarter of Borrower. Such certification by an officer or other authorized party of Borrower must specifically state that the financial statements being submitted were prepared in accordance with generally accepted accounting principles relating to real estate consistently applied and that the information contained therein is true and correct and accurately represents the financial position of the Secured Property.

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This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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4.	Guarantor Financial Statements. Lender agrees to allow Limited Guarantor to submit annual and quarterly financial statements prepared and certified by an officer or other authorized party of Limited Guarantor in lieu of requiring that such annual and quarterly financial statements be prepared and certified by an independent certified public accountant as required by Section 1.11 of the Guaranty, provided that Limited Guarantor furnishes to Lender the annual financial statements required by such Section within ninety (90) days after the end of each fiscal year of Limited Guarantor and the quarterly financial statements within forty-five (45) days after the end of each fiscal quarter of Limited Guarantor. Such certification by an officer or other authorized party of Limited Guarantor must specifically state that the financial statements being submitted were prepared in accordance with generally accepted accounting principles consistently applied and that the information contained therein is true and correct and accurately represents the financial position of the Limited Guarantor.

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC, Trade Street Operating Partnership, LP, and Trade Street Residential, Inc. and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property or to any successor or assignee of Trade Street Operating Partnership, LP and Trade Street Residential, Inc. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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5.	One Time Right of Transfer

5.1	Transfer Conditions. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees to allow Borrower to transfer or sell the entire Secured Property one time, and one time only, subject to Lender’s prior written consent, provided that Lender receives at least thirty (30) days prior written notice of the proposed sale or transfer together with the Required Documentation (as hereinafter defined) and that at the time of the sale or transfer:

(a)	no Event of Default has occurred under any of the Loan Instruments and has continued beyond the applicable cure period, if any, and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default;

(b)	Lender is paid a fee equal to one percent (1%) of the then outstanding principal balance of the Loan;

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(c)	the proposed transferee and/or its principal(s) has a minimum net worth of $100,000,000.00;

(d)	the loan to value ratio for the Loan, as determined by Lender, is not greater than 65% and the Debt Coverage Ratio is not less than 1.60;

(e)	the proposed transferee and/or its principal(s) has experience, acceptable to Lender, in owning and operating properties similar to the Secured Property and, at the time of transfer, owns and/or manages at least 2,000 apartment units;

(f)	the proposed transferee and its general partner(s), sole member or managing member(s), if any, each is a bankruptcy remote, single purpose entity, the sole real property and material assets of which will be the Secured Property (or in the case of a general partner, sole member or managing member, its interest in the proposed transferee) and which satisfies Lender’s requirements for an SPE, bankruptcy remote Borrower, including, without limitation, Lender’s requirements with respect to an independent director; if the proposed transferee is a single member limited liability company, it must be organized in Delaware;

(g)	the proposed transferee assumes all obligations of Borrower under the Loan Instruments (except side letters or other agreements, if any, which are personal to and intended to benefit only the original Borrower), pursuant to an assumption agreement in form and content acceptable to Lender, which includes representations and warranties substantially equivalent to those set forth in the Loan Instruments (exclusive of any modifications thereto set forth in this or other side letters, if any, which are "personal" to the original Borrower) relating to compliance with OFAC or other statutes or regulations covered by Section 2.08 of the Mortgage and any similar regulations or statutes and the Employee Retirement Income Security Act of 1974, as same may have been amended, and with respect to being an SPE, bankruptcy remote borrower;

(h)	the proposed transferee executes and/or delivers all documents evidencing or relating to the assumption required by Lender, including, but not limited to:

(i)	an Environmental Indemnity Agreement in Lender’s then current form,

(ii)	evidence of proper corporate (or other appropriate) authority,

(iii)	an endorsement to Lender's title policy updating the effective date to the date of the transfer with no additional title exceptions, reflecting the proposed transferee as the title holder, and otherwise in form and substance acceptable to Lender,

(iv)	new and amended financing statements (which shall be filed in the appropriate offices),

(v)	the proposed transferee’s certification of its legal name, type of organization, federal tax identification number, place of business, or if the proposed transferee has more than one place of business, its chief executive office, its mailing address and its organizational identification number or certification that it does not have an organizational identification number,

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(vi)	a non-consolidation opinion in form and substance and from counsel acceptable to Lender, and

(vii)	if the transferee is a single member Delaware LLC, then a Delaware Single Member LLC Opinion in form and substance and from Delaware counsel acceptable to Lender;

(i)	Neither the proposed transferee, nor any of its constituent entities, nor any person or entity affiliated with either the proposed transferee or any of its constituent entities, not including, if applicable, upper tier, passive fund investors that have no discretionary control over the decisions of the constituent owners, and do not own or control more than 30% of the transferee borrower (i) has held an ownership interest in real property that was collateral for any loan made by Lender and/or any of its affiliates (each a "NYL Loan") or any other loan that was sold at foreclosure or similar sale or transferred by deed in lieu thereof or as to which a foreclosure or similar sale proceeding was or is pending, (ii) has been in default, beyond any applicable notice and/or cure period, if any, under a NYL Loan as a result of which the NYL Loan has been accelerated, (iii) in connection with a default under a NYL Loan, has entered into a modification, forbearance or similar agreement; (iv) is presently or at any time has been the subject of any bankruptcy, reorganization, insolvency, debtor-creditor or other similar proceeding, or made an assignment for the benefit of creditors, and/or (v) is a current or past litigant, opposing Lender, in any lawsuit brought against or by Lender;

(j)	Lender’s then current form of guaranty of the Non-Recourse Exceptions and Environmental Indemnity Agreement are executed by one or more of the proposed transferee’s partner(s), member(s), shareholder(s), principal(s) or other transferee affiliated persons or entities as shall be designated by Lender and having a net worth satisfactory to Lender; and

(k)	all costs and expenses incurred by Lender (including legal fees) in connection with the transaction are paid by Borrower. Upon completion of the sale or transfer, Borrower shall provide to Lender all of the documents associated with the sale or transfer as may be requested by Lender. At Lender’s sole option, the Loan shall become immediately due and payable upon any other or further sale or transfer.

5.2	Required Documentation. Borrower shall provide to Lender, at least thirty (30) days prior to the proposed sale or transfer, all information requested by Lender in connection with such sale or transfer (the "Required Documentation"), which may include, without limitation, (a) a copy of the fully executed purchase and sale agreement, including all amendments thereto; (b) a description, including a chart, if appropriate, of the ownership structure of the proposed transferee and each of its principals; (c) copies of the organizational documents of the proposed transferee, its constituent entities and its principals; (d) a current financial statement for the proposed transferee and each of its principals, in sufficient detail to permit a determination of net worth for each of such entities; and (e) two (2) bank references for the proposed transferee and each of its principals. The Required Documentation shall also include a $10,000 non-refundable processing fee. If the transfer is approved and subsequently completed, this fee will be applied toward the one percent (1%) fee required above.

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This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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6.	Permitted Transfers of Ownership Interests in Borrower. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees to allow, without Lender’s prior written consent, and without payment of a fee, certain “Permitted Transfers of Ownership Interests” (as defined below) in Borrower and its constituent entities, provided that Lender receives at least thirty (30) days prior written notice of the proposed transfer together with all supporting documentation required by Lender, including but not limited to, a chart showing the proposed revised ownership structure of Borrower and copies of the proposed modifications to any of the organizational documents of Borrower, its constituent entities and/or its principals, and provided further that:

(a)	at the time of such transfer:

(i)	no Event of Default has occurred under any of the Loan Instruments and has continued beyond the applicable cure period, if any, and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default;

(ii)	each of the Limited Guarantors reaffirms all of its obligations under the Environmental Indemnity Agreement and under the guaranty of Non-Recourse Exceptions;

(iii)	if requested by Lender, Borrower provides to Lender its representation and warranty, in form and substance satisfactory to Lender, regarding the new ownership structure of Borrower and an opinion of counsel, acceptable to Lender, from counsel acceptable to Lender, that the ownership structure of Borrower is as has been represented to Lender by Borrower and as to such other matters related to the proposed transfer as Lender may reasonably require;

(iv)	Borrower re-makes representations and warranties acceptable to Lender and substantially equivalent to those set forth in the Loan Instruments (exclusive of any modifications thereto set forth in side letters, if any, which are "personal" to the original Borrower) relating to compliance with OFAC or other statutes or regulations covered by Section 2.08 of the Mortgage and any similar regulations or statutes and the Employee Retirement Income Security Act of 1974, as same may have been amended;

(v)	the loan to value ratio for the Loan, as determined by Lender, is not greater than 65% and the Debt Coverage Ratio for the Loan is not less than 1.50; and

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(vi)	neither the proposed transferee, nor any of its constituent entities, nor any person or entity affiliated with either the proposed transferee or any of its constituent entities (A) has held an ownership interest in real property that was collateral for any loan made by Lender and/or any of its affiliates (each a "NYL Loan") or any other loan that was sold at foreclosure or similar sale or transferred by deed in lieu thereof or as to which a foreclosure or similar sale proceeding was or is pending, (B) has been in default, beyond the applicable cure period, if any, under a NYL Loan as a result of which the NYL Loan has been accelerated, (C) in connection with a default under a NYL Loan, has entered into a modification, forbearance or similar agreement; (D) is presently or at any time has been the subject of any bankruptcy, reorganization, insolvency, debtor-creditor or other similar proceeding, or made an assignment for the benefit of creditors, and/or (E) is a current or past litigant, opposing Lender, in any lawsuit brought against or by Lender; and

(vii)	all costs and expenses incurred by Lender (including legal fees) in connection with the transaction are paid by Borrower;

(b)	immediately following the contemplated transfer:

(i)	Trade Street Operating Partnership, LP, directly or indirectly, retains a minimum fifty-one percent (51%) ownership interest in Borrower, and, by virtue of such ownership interest, controls and has the right to continue to control, the management of Borrower and the Secured Property and is required by the Loan Instruments to maintain such ownership interest and management rights. As used herein, the term “Permitted Transfers of Ownership Interests” shall mean transfers of interests in entities that indirectly own or control Borrower, provided that at no time Trade Street Residential, Inc., owns less than 51% of Trade Street Operating Partnership, LP and Trade Street Operating Partnership, LP, remains in compliance with the first sentence of this paragraph;

(c)	the proposed transfer does not have any adverse affect on the bankruptcy remoteness of Borrower and/or its general partner(s), managing member(s) or sole member. Upon completion of the transfer, Borrower shall provide to Lender all of the documents associated with the transfer as may be requested by Lender.

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

7.	Permitted Transfers of Certain Ownership Interests in Limited Guarantor. Notwithstanding the provisions of Section 1.11 of the Mortgage, Lender agrees that, without Lender’s prior written consent and without payment of a fee, (i) the issuance or transfer of shares of common stock or other equity interests in Trade Street Residential, Inc., or other beneficial interest or other forms of securities thereof, including all varieties of convertible debt, or (ii) the issuance or transfer of limited partnership interests in Trade Street Operating Partnership, LP, shall be permitted.

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This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

8.	Representations, Ownership, Management and Control.

(a)	Representations. Borrower represents and warrants that as of the date hereof:

(i)	the Secured Property is owned by TS Talison Row, LLC, a Delaware limited liability company, which is the “Borrower” herein;

(ii)	the sole member of the Borrower is Trade Street Operating Partnership, LP, a Delaware limited partnership;

(iii)	Trade Street OP GP, LLC, a Delaware limited liability company, is the sole general partner of Trade Street Operating Partnership, LP; and

(iv)	Trade Street Residential, Inc., a Maryland corporation, is the sole member of Trade Street OP GP, LLC.

(b)	Ownership; Management and Control. Borrower agrees that the failure to comply with the following requirements for ownership, management and control shall, at the option of the Lender, constitute an Event of Default:

(i)	Trade Street Operating Partnership, LP shall, at all times, directly or indirectly, retain a minimum fifty-one percent (51%) ownership interest in Borrower, and, by virtue of such ownership interest, control and have the right to continue to control, the management of Borrower and the Secured Property; and
(ii)	Trade Street Residential, Inc. shall, at all times, directly or indirectly, retain a minimum fifty-one percent (51%) ownership interest in Trade Street Operating Partnership, LP.

9.         Special Purpose Entity. Lender agrees to waive the requirements imposed upon Borrower under Section 5.20 of the Mortgage which require that Borrower provide Lender with a non-consolidation opinion. Lender also agrees to waive the requirements under Section 5.20 of the Mortgage which require that any managing member of the Borrower (i) be a single purpose entity or (ii) have the separateness covenants of Section 5.20 applied to such managing member or (iii) include the provisions of Section 5.20 in its organizational documents .

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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10.	Monthly Reserve Deposits. Lender agrees to waive the obligations and requirements imposed upon Borrower by the Reserve Deposit Agreement for the payment to Lender of the monthly deposits described therein, subject to the satisfaction of the following conditions:

(a)	Borrower maintains the Secured Property to Lender’s sole satisfaction; and

(b)	the Secured Property maintains a Debt Coverage Ratio of 1.15 or more.

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

11.	Release of Borrower and Limited Guarantor Following One Time Transfer.

11.1	Release Following One Time Transfer (other than the Environmental Indemnity Agreement). Upon a permitted transfer of the Secured Property pursuant to (and in compliance with) Section 5 captioned “One Time Right of Transfer” (such date of actual transfer being defined as the “Permitted One Time Transfer Date”), Lender will (x) release Borrower from liability under the Loan Instruments (other than liability under the Environmental Indemnity Agreement) and (y) release Limited Guarantor from liability under the guaranty of the Non-Recourse Exceptions (other than the Environmental Indemnity Agreement), except for any obligation or liability arising or accruing prior to the Permitted One Time Transfer Date and except for any obligation or liability that arises or accrues from events that occurred prior to the Permitted One Time Transfer Date.

11.2	Release of Borrower and Limited Guarantor from Environmental Indemnity Agreement Following One Time Transfer. Lender shall release Borrower and Limited Guarantor from liability under the Environmental Indemnity Agreement, with the exception of any obligation or liability arising or accruing prior to the Environmental Release Date (hereinafter defined) or arising or accruing from events that occurred prior to the Environmental Release Date provided that Borrower delivers to Lender, at Borrower’s sole cost and expense, a current ESA Report (as hereinafter defined) for the Secured Property prepared by an independent environmental engineer or other professional approved by Lender which ESA Report (i) is dated no earlier than twelve (12) months following the date (the “Environmental Release Date”) of the transfer of the Secured Property pursuant to (and in compliance with) Section 5 (One Time Right of Transfer) of this Side Letter Agreement, and (ii) sufficiently reflects any matters of environmental concern and otherwise is satisfactory to Lender in all respects, in Lender’s sole discretion. As used herein, the term “ESA Report” shall mean a current Phase I Environmental Site Assessment of the Secured Property, conducted in accordance with the American Society of Testing Materials (ASTM) Designation E-1527 (as most recently revised), Standard Practice for Environmental Site Assessment: Phase I Environmental Site Assessment Process, expanded to include a limited asbestos survey, radon testing, testing for indoor air quality and such other matters relating to the Secured Property as Lender may reasonably require. Such engineer or other professional preparing the ESA Report shall provide Lender with satisfactory evidence of professional liability insurance, including without limitation, errors and omissions coverage of not less than $1,000,000 per claim and naming Lender as an additional insured.

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This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

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12.	Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act - Borrower. Notwithstanding the provisions of Section 2.08 of the Mortgage, except as required by applicable law or regulations, Borrower shall have no duty to investigate or confirm that any shareholders of Trade Street Residential, Inc., are in compliance with the provisions of Section 2.08 of the Mortgage, and any violations by such shareholders of the applicable rules and regulations of OFAC or other applicable Orders shall not be a breach by Borrower under the provisions of Section 2.08 of the Mortgage unless Borrower failed to investigate as required above.

This Section shall continue in effect and constitute a consent and waiver only so long as the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If any of the events described herein have occurred, then, at Lender’s option, this Section shall be null and void.

13.	Absence of Foreign or Enemy Status; Absence of Blocked Persons; Foreign Corrupt Practices Act – Limited Guarantor. Notwithstanding the provisions of Section 3.10 of the Guaranty, except as required by applicable law or regulations, Limited Guarantor shall have no duty to investigate or confirm that any shareholders of Trade Street Residential, Inc., are in compliance with the provisions of Section 3.10 of the Guaranty, and any violations by such shareholders of the applicable rules and regulations of OFAC or other applicable Orders shall not be a breach by Limited Guarantor under the provisions of Section 3.10 of the Guaranty unless Limited Guarantor failed to investigate as required above.

This Section shall continue in effect and constitute a consent and waiver only so long as the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC, Trade Street Operating Partnership, LP and Trade Street Residential, Inc. and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property or to any successor or assignee of Trade Street Operating Partnership, LP and Trade Street Residential, Inc. If any of the events described herein have occurred, then, at Lender’s option, this Section shall be null and void.

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14.	Insurance. Lender agrees to waive the requirements for the delivery of original policies of insurance as required by Section 1.03D of the Mortgage, provided that, in lieu thereof, Borrower delivers to Lender (i) an Accord 28 with respect to the “All Risk” coverage and an Accord 25 with respect to liability coverage, together with the Mortgage Holder's clause, (ii) a statement indicating the sum total of the values of all other properties, if any, that are insured by the policy in question in the same geographic area as the Secured Property, and (iii) such other summaries, policy provisions, endorsements and/or other documentation as requested by Lender. The accuracy and completeness of each of items (i) , (ii) and (iii) shall be certified by Borrower and Borrower’s insurance agent as such items and certifications shall be acceptable to Lender in all respects.

This Section shall continue in effect and constitute a consent and waiver only so long as (a) no Event of Default beyond any applicable notice and cure period has occurred under any of the Loan Instruments and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and (b) the Secured Property (or any portion thereof) has not been conveyed or alienated by Borrower, it being acknowledged that this consent and waiver shall be personal to TS Talison Row, LLC and shall not apply to any successor or assignee of TS Talison Row, LLC’s interest in the Secured Property. If either of the events described in clauses (a) or (b) have occurred, then, at Lender’s option, this Section shall be null and void.

15.	Consent to Easements. The Borrower has advised Lender that Talison Row Associates, LP (“Seller”) which is the seller of the Property to Borrower has executed the documents referenced in items (a) and (b) below (the “Post Closing Easements”) which have been approved by the City of Charleston and are with the City for recording but that the City will not be recording the Post Closing Easements until after the closing of the sale of the Property to the Borrower and after the recording of the Mortgage. In addition, the Seller has submitted or will submit to the City the “Parkline Avenue Plat Revisions” (as defined below) which will be prepared and recorded after the closing of the sale of the Property to the Borrower and after the recording of the Mortgage (the Parkline Avenue Plat Revisions and the Post Closing Easements are collectively referred to herein as the “Post Closing Title Encumbrances”). The Lender (i) consents to the recording of the Post Closing Title Encumbrances in the form presented by Borrower to Lender, (ii) agrees that such Post Closing Title Encumbrances will constitute permitted encumbrances under Section 2.01 of the Mortgage and (iii) if requested by the City, the Lender will execute a consent and subordination with respect to such Post Closing Title Encumbrances in form and substance satisfactory to Lender. The Post Closing Title Encumbrances are as follows:

(a)	Exclusive Storm Water Drainage Easement executed by Seller to the City of Charleston, to be recorded with the Register of Deeds of Berkeley County, South Carolina, in the form previously presented by Borrower to Lender covering an Easement area depicted as New Variable Width Drainage Esmt. (593 SF) as shown on a plat (the “Parkline Avenue Plat”) appearing of record in Plat Cabinet R, page 9P, aforesaid records and as shown on a plat entitled, "ALTA/ACSM LAND TITLE SURVEY SHOWING TRACT L-3, TMS NO. 275-00-00-245 CONTAINING 9.830 ACRES PREPARED FOR TS TALISON ROW, LLC LOCATED ON DANIEL ISLAND, CITY OF CHARLESTON, BERKELEY COUNTY, SOUTH CAROLINA," prepared by Richard D. Lacey, SCPLS 16120, dated August 12, 2013 (the “Survey”).

(b)	Covenants for Permanent Maintenance of Stormwater Facilities between Seller and the City of Charleston, to be recorded in the aforesaid records in the form previously presented by Borrower to Lender.

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(c)	Minor revisions to the Parkline Avenue Plat to correct some minor discrepancies between the Survey and the Parkline Avenue Plat, all as described in the proposed revisions to plat attached to an email from Richard D. Lacey, SCPLS, to B. Taylor Gray dated August 21, 2013 at 12:54 p.m. (the “Parkline Avenue Plat Revisions”).

* * * * *

The waivers and consents set forth in this letter agreement extend only to the matters set forth herein and under the conditions and limitations stated herein, and such waivers and consents are not intended to affect the rights of Lender to exercise any power or right it may have under the Mortgage or any other Loan Instrument.

Limited Guarantor hereby ratifies the terms of this letter agreement and agrees that neither the waivers and consents granted herein, nor the exercise by Borrower of any rights pursuant to this letter agreement, shall affect the obligations of such Limited Guarantor under any guaranty, indemnity or other document or agreement executed by such Limited Guarantor in connection with the Loan.

Remainder of Page Intentionally Left Blank

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[Side Letter Agreement – Signature Page]

Please acknowledge your receipt and agreement to the foregoing by signing a copy of this agreement in the space provided below and returning the signed copy to Lender.

Very truly yours,

NEW YORK LIFE INSURANCE COMPANY

Signed, sealed and	By:	/s/ Kevin Smith
delivered in the presence of:	Name:	Kevin Smith
	Title:	Vice President

/s/ Daniel Duggan
Witness
Print Name: Daniel Duggan

/s/ Kathleen Brown
Witness
Print Name: Kathleen Brown

Signatures Continued on Next Page

[Side Letter Agreement – Signature Page]

Agreement to the foregoing

is hereby acknowledged as of

the date first set forth above.

BORROWER:

TS TALISON ROW, LLC,
a Delaware limited liability company (SEAL)

	By:	Trade Street Operating Partnership, LP, a Delaware
limited partnership, its Sole Member (SEAL)
Signed, sealed and
delivered in the presence of:		By:	Trade Street OP GP, LLC, a Delaware limited
liability company, its general partner (SEAL)
/s/ Vanette Lugo
Witness			By:	Trade Street Residential, Inc., a Maryland
Print Name: Vanette Lugo				corporation, its sole member (SEAL)

/s/ Greg Baumann				By:	/s/ Bert Lopez (SEAL)
Witness				Name:	Bert Lopez
Print Name: Greg Baumann				Title:	COO/CFO

LIMITED GUARANTOR:

TRADE STREET OPERATING PARTNERSHIP, LP,
a Delaware limited partnership (SEAL)
Signed, sealed and
delivered in the presence of:	By:	Trade Street OP GP, LLC, a Delaware limited
liability company, its general partner (SEAL)
/s/ Vanette Lugo
Witness		By:	Trade Street Residential, Inc., a Maryland
Print Name: Vanette Lugo			corporation, its sole member (SEAL)

/s/ Greg Baumann			By:	/s/ Bert Lopez (SEAL)
Witness			Name:	Bert Lopez
Print Name: Greg Baumann			Title:	COO/CFO

[Signatures continued on following page]

[Side Letter Agreement – Signature Page]

TRADE STREET RESIDENTIAL, INC.
a Maryland corporation (SEAL)

Signed, sealed and	By:	/s/ Bert Lopez (SEAL)
delivered in the presence of:	Name:	Bert Lopez
	Title:	COO/CFO

/s/ Vanette Lugo
Witness
Print Name: Vanette Lugo

/s/ Greg Baumann
Witness
Print Name: Greg Baumann